EXHIBIT 10.11

                                 $2,500,000.00





                           LOAN AND SECURITY AGREEMENT

                                  by and among

                         MEDICAL ASSET MANAGEMENT, INC.
                   HEALTHCARE PROFESSIONAL MANAGEMENT, INC.


                                  ("Borrower")

                                       and

                               HCFP FUNDING, INC.

                                   ("Lender")





                                November 12, 1997

                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of this 12th day of November, 1997, by and among MEDICAL ASSET MANAGEMENT, INC., a Delaware corporation, and HEALTHCARE PROFESSIONAL MANAGEMENT, INC., a Pennsylvania corporation (collectively, "Borrower"), and HCFP FUNDING, INC., a Delaware corporation ("Lender").

                                    RECITALS

      A. Borrower desires to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrower, on the terms and conditions set forth below.

      B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

      NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

     SECTION 1.1. ACCOUNT. "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance.

     SECTION 1.2. ACCOUNT DEBTOR. "Account Debtor" means any Person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

     SECTION 1.3. AFFILIATE. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

     SECTION 1.4. AGREEMENT. "Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time.

     SECTION 1.5. BASE RATE. "Base Rate" means a rate of interest equal to two percent (2%) above the "Prime Rate of Interest".

     SECTION 1.6. BORROWED MONEY. "Borrowed Money" means any obligation to repay money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of Borrower or which is the substantial equivalent of the financing of the property so leased.

     SECTION 1.7. BORROWER. "Borrower" has the meaning set forth in the Preamble.

     SECTION 1.8. BORROWING BASE.  "Borrowing Base" has the meaning set forth in
Section 2.1(d).

     SECTION 1.9. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

     SECTION 1.10. CLOSING; CLOSING DATE. "Closing" and "Closing Date" have the meanings set forth in Section 5.3.

     SECTION 1.11. COLLATERAL. "Collateral" has the meaning set forth in Section 3.1.

     SECTION 1.12. COMMITMENT FEE. "Commitment Fee" has the meaning set forth in
Section 2.4(a).

     SECTION 1.13. CONCENTRATION ACCOUNT. "Concentration Account" has the meaning set forth in Section 2.3.

     SECTION 1.14. CONTROLLED GROUP. "Controlled Group" means a "controlled group" within the meaning of Section 4001(b) of ERISA.

     SECTION 1.15. COST REPORT SETTLEMENT ACCOUNT. "Cost Report Settlement Account" means an "Account" owed to Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

     SECTION 1.16. DEFAULT RATE. "Default Rate" means a rate per annum equal to five percent (5%) above the then applicable Base Rate.

     SECTION 1.17. ERISA. "ERISA" has the meaning set forth in Section 4.12.



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     SECTION 1.18. EVENT OF DEFAULT.  "Event of Default" and "Events of Default"
have the meanings set forth in Section 8.1.

     SECTION 1.19. GAAP. "GAAP" means generally accepted accounting principles applied in a matter consistent with the financial statements referred to in
Section 4.7.

     SECTION 1.20. GOVERNMENTAL AUTHORITY. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

     SECTION 1.21. HAZARDOUS MATERIAL. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority.

     SECTION 1.22. HIGHEST LAWFUL RATE. "Highest Lawful Rate" means the maximum lawful rate of interest referred to in Section 2.7 that may accrue pursuant to this Agreement.

     SECTION 1.23. INSURER. "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing services to a Patient.

     SECTION 1.24. LENDER. "Lender" has the meaning set forth in the Preamble.

     SECTION 1.25. LOAN. "Loan" has the meaning set forth in Section 2.1(a).

     SECTION 1.26. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement, the Note, and each and every other document now or hereafter delivered in connection therewith, as any of them may be amended, modified, or supplemented from time to time.

     SECTION 1.27. LOAN MANAGEMENT FEE. "Loan Management Fee" has the meaning set forth in Section 2.4(c).

     SECTION 1.28. LOCKBOX. "Lockbox" has the meaning set forth in Section 2.3.

     SECTION 1.28 A. LOCKBOX ACCOUNT. "Lockbox Account" means an account maintained by Borrower at the Lockbox Bank into which all collections of Accounts are paid directly.

     SECTION  1.29.  LOCKBOX BANK.  "Lockbox  Bank" has the meaning set forth in
Section 2.3.

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     SECTION  1.30.  MAXIMUM LOAN AMOUNT.  "Maximum Loan Amount" has the meaning set forth in Section 2.1(a).

     SECTION 1.31. MEDICAID/MEDICARE ACCOUNT DEBTOR. "Medicaid/ Medicare Account Debtor" means any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

     SECTION 1.32. MEDICAL SERVICES. Medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

     SECTION 1.33. NOTE. "Note" has the meaning set forth in Section 2.1(c).

     SECTION  1.34.  OBLIGATIONS.  "Obligations"  has the  meaning  set forth in
Section 3.1.

     SECTION 1.35. PATIENT. "Patient" means any Person receiving Medical Services from Borrower and all Persons legally liable to pay Borrower for such Medical Services other than Insurers.

     SECTION 1.36. PERMITTED LIENS. "Permitted Liens" means: (a) liens for taxes not delinquent, or which are being contested in good faith and by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (b) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (e) liens and encumbrances in favor of Lender; (f) liens granted in connection with the lease or purchase of property or assets financed by borrowings permitted by



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

Section 7.1 (provided, however, that no such borrowings permitted by Section 7.1 may be secured by liens on any of the Collateral); and (g) liens set forth on
Schedule 1.36.

     SECTION  1.37.   PERSON.   "Person"  means  an   individual,   partnership,
corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

     SECTION 1.38. PLAN. "Plan" has the meaning set forth in Section 4.12.

     SECTION  1.39.  PREMISES.  "Premises"  has the meaning set forth in Section
4.15.

     SECTION 1.40. PRIME RATE OF INTEREST. "Prime Rate of Interest" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A., or any successor thereto, as the same may from time to time fluctuate.

     SECTION 1.41. PROHIBITED TRANSACTION. "Prohibited Transaction" means a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code.

     SECTION 1.42. QUALIFIED ACCOUNT. "Qualified Account" means an Account of Borrower generated in the ordinary course of Borrower's business from the sale of goods or rendition of medical services which Lender, in its sole credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) the Account or any portion thereof is payable by an individual beneficiary, recipient or subscriber individually and not directly to Borrower by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than one hundred twenty
(120) days past the claim or invoice date; (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if the Account arises from the sale of goods by Borrower, such sale was not an absolute sale or on consignment or on approval or on a sale-or-return basis or subject to any other repurchase or return agreement, or such goods have not been shipped to the Account Debtor or its designee; (f) if the Account arises from the performance of services, such services have not been actually been performed or were undertaken in violation of any law; (g) the Account is subject to a lien other than a Permitted Lien; (h) Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or Subsidiary of Borrower; (l) more than ten percent (10%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred fifty (150) days past their invoice date; (m) fifty percent (50%) or more of the aggregate unpaid Accounts from any


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individual Account Debtor are not deemed Qualified Accounts  hereunder;  (n) the total unpaid Accounts of the Account Debtor, except for a Medicaid/Medicare Account Debtor, exceed twenty percent (20%) of the net amount of all Qualified Accounts (including Medicaid/Medicare Account Debtors); (o) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; or (p) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender.

     SECTION 1.43. REPORTABLE EVENT. "Reportable Event" means a "reportable event" as defined in Section 4043(b) of ERISA.

     SECTION 1.44. REVOLVING CREDIT LOAN. "Revolving Credit Loan" has the meaning set forth in Section 2.1(b).

     SECTION 1.45. TERM. "Term" has the meaning set forth in Section 2.8.


                                   ARTICLE II

                                      LOAN

      SECTION 2.1.  TERMS.

            (a) The maximum aggregate principal amount of credit extended by Lender to Borrower hereunder (the "Loan") that will be outstanding at any time is Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the "Maximum Loan Amount").

            (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrower from time to time under this Article II (each a "Revolving Credit Loan") up to the Maximum Loan Amount depending upon the availability in the Borrowing Base, the requests of Borrower pursuant to the terms and conditions of Section 2.2 below, and on such other basis as Lender may reasonably determine. The outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrower (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the expiration of the Term. For purposes of this Agreement, any determination as to whether there is ability within the Borrowing Base for advances or extensions of credit shall be made by Lender in its sole discretion and is final and binding upon Borrower.

            (c) At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower's unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan, in the form of Exhibit A to


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this  Agreement  (the  "Note"),  dated the date hereof,  payable to the order of
Lender in accordance with the terms thereof. The Note shall bear interest from the date thereof until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate, provided that after an Event of Default such rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated by reference herein and made a part hereof.

            (d) Subject to the terms and conditions of this Agreement, advances under the Loan shall be made against a borrowing base equal to eighty percent (80%) of Qualified Accounts due and owing from any Medicaid/Medicare, Insurer or other Account Debtor (the "Borrowing Base").

     SECTION 2.2. LOAN ADMINISTRATION. Borrowings under the Loan shall be as follows:

            (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time two (2) Business Day prior to the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

            (b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower or Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

            (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower, and shall be secured by Lender's lien upon all of the Collateral.

            (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees,


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costs and expenses due and owing under the Loan Documents,  then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

            (e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notice shall be deemed an objection to those items specifically objected to therein.

     SECTION 2.3. COLLECTIONS, DISBURSEMENTS, BORROWING AVAILABILITY, AND LOCKBOX ACCOUNT. Borrower shall maintain a lockbox account (the "Lockbox") with Bank One Arizona, N.A.(the "Lockbox Bank"), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Lockbox Agreement in the form attached as Exhibit B, and such other agreements related thereto as Lender may require. Borrower shall ensure that after it receives payment, it deposits all collections of Accounts into the Lockbox, and that all funds paid into the Lockbox are immediately transferred into a depository account maintained by Lender at Bank One Arizona, N.A. or U.S. Bank N.A., as determined by Lender in its sole discretion and communicated to Borrower (the "Concentration Account"). Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding indebtedness under the Loan (in accordance with Section 2.2(d)) with future Revolving Credit Loans, advances and other extensions of credit to be made by Lender under the conditions set forth in this Article II. Borrower acknowledges and agrees that its compliance with the terms of this Section 2.3 is essential, and that upon its failure to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a nine (9) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.3 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Event of Default exists.




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     SECTION 2.4. FEES.

            (a) At Closing, Borrower shall unconditionally pay to Lender a commitment fee equal to one percent (1%) of the Maximum Loan Amount (the "Commitment Fee").

            (b) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly usage fee (the "Usage Fee") equal to one twelfth (1/12th) of one percent (1.0%) of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Usage Fee shall be payable monthly in arrears on the first Business Day of each successive calendar month.

            (c) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly loan management fee (the "Loan Management Fee") equal to fifteen one hundredths of one percent (0.15%) of the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Loan Management Fee shall be payable monthly in arrears on the first day of each successive calendar month.

            (d) Borrower shall pay to Lender all out-of-pocket audit and appraisal fees in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

            (e) Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any participant pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Revolving Credit Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any participant, of any check or item of payment received or delivered to Lender or any participant on account of Obligations.

      SECTION 2.5. PAYMENTS. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (ii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated, or (iii) the termination of this Agreement pursuant to Section
2.8 hereof; provided, however, that if any advance made by Lender in excess of the Borrowing Base shall exist at any time, Borrower shall, immediately upon demand, repay such overadvance. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated, or (iii) the


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termination  of this  Agreement  pursuant to Section  2.8 hereof.  Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower hereunder, shall be made to Lender to the Concentration Account, in immediately available funds.

      SECTION 2.6. USE OF PROCEEDS. The proceeds of Lender's advances under the Loan shall be used solely for working capital and for other costs of Borrower arising in the ordinary course of Borrower's business.

      SECTION 2.7. INTEREST RATE LIMITATION. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and
(iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary herein, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (i) the lesser of (x) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (y) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (ii) the amount of interest accrued in accordance with the other provisions of this Agreement.

      SECTION 2.8.  TERM.

            (a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period of two (2) years from the Closing Date, unless terminated as provided in this
Section 2.8 (the "Term"), and this Agreement shall be renewed for one-year periods thereafter upon the mutual written agreement of the parties.

            (b) Notwithstanding anything herein to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

            (c) Upon at least thirty (30) days prior written notice to Lender, Borrower may terminate this Agreement prior to the second annual anniversary of the Closing Date, provided that, at the effective date of such termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as liquidated damages for the loss of bargain and not as a penalty, an amount equal to (i) three percent (3%) of the Maximum Loan Amount if the effective date of such termination by Borrower is on or prior to the first annual anniversary of the Closing Date, and (ii) two percent (2%) of the Maximum Loan Amount if the effective date of such termination by Borrower is after the first annual anniversary of the Closing Date and prior to the second annual anniversary of the Closing Date.

            (d) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

            (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

      SECTION 2.9. JOINT AND SEVERAL LIABILITY; BINDING OBLIGATIONS. Each entity comprising Borrower and executing this Agreement on behalf of Borrower shall be jointly and severally liable for all of the Obligations. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each individual entity comprising Borrower, and shall be binding upon all such entities taken together.

                                   ARTICLE III

                                   COLLATERAL

      SECTION 3.1. GENERALLY. As security for the payment of all liabilities of Borrower to Lender, including without limitation: (i) indebtedness evidenced under the Note, repayment of Revolving Credit Loans, advances and other extensions of credit, all fees and charges owing by Borrower, and all other liabilities and obligations of every kind or nature whatsoever of Borrower to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, (ii) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights hereunder and in the following property in accordance with the terms of this Agreement, and (iii) the payment of all expenses incurred by Lender in connection therewith (collectively, the "Obligations"). Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to the following property (the "Collateral"):

            (a) All of Borrower's  now-owned  and hereafter  acquired or arising
Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto;

            (b) All of Borrower's now owned and hereafter acquired or arising general intangibles of every kind and description pertaining to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records, and data;

            (c) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

            (d) All of Borrower's monies and other property of every kind and nature now or at any time or times hereafter in the possession of or under the control of Lender or a bailee or Affiliate of Lender; and

            (e) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

      SECTION 3.2. LIEN DOCUMENTS. At Closing and thereafter as Lender deems necessary in its sole discretion, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion):

            (a) UCC-1 Financing statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which Borrower operates, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; provided that a carbon, photographic, or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement; and

            (b) Any other agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender's lien and security interest in the Collateral required hereunder.

      SECTION 3.3.  COLLATERAL ADMINISTRATION.

            (a) All Collateral (except deposit accounts) will at all times be kept by Borrower at its principal office(s) as set forth on Schedule 4.15 hereto and shall not, without the prior written approval of Lender, be moved therefrom.

            (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $50,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.

            (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

            (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence of an Event of Default, subject to applicable law regarding Medicaid/Medicare Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower.

      SECTION 3.4. OTHER ACTIONS. In addition to the foregoing, Borrower (i) shall provide prompt written notice to each private indemnity, managed care or other Insurer who either is currently an Account Debtor or becomes an Account Debtor at any time following the date hereof that Lender has been granted a first priority lien and security interest in, upon and to all

Accounts applicable to such Insurer, and hereby authorizes Lender to send any and all similar notices to such Insurers by Lender, and (ii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required hereunder. At Lender's request, Borrower shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. Borrower shall, on Lender's demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

      SECTION 3.5. SEARCHES. Prior to Closing, and thereafter (as and when requested by Lender in its sole discretion), Borrower shall obtain and deliver to Lender the following searches against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at its own expense:

            (a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains its executive offices, a place of business, or assets;

            (b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

            (c) Good standing certificates showing Borrower to be in good standing in its state of formation and in each other state in which it is doing and presently intends to do business for which qualification is required.

      SECTION 3.6. POWER OF ATTORNEY. Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts;
(ii) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender hereunder; and (iii) do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding hereunder, that:

     SECTION 4.1. SUBSIDIARIES. Except as set forth in Schedule 4.1, Borrower has no subsidiaries.

     SECTION 4.2. ORGANIZATION AND GOOD STANDING. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of formation, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

     SECTION 4.3. AUTHORITY. Borrower has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform its obligations hereunder, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations thereunder.

     SECTION 4.4. BINDING AGREEMENT. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     SECTION 4.5. LITIGATION. Except as disclosed in Schedule 4.5, there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Borrower, or upon its ability to perform its obligations under the Loan Documents. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

     SECTION 4.6. NO CONFLICTS. The execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations thereunder will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the property of Borrower under: (i) any provision of Borrower's articles of incorporation or bylaws, (ii) any provision of any law, rule, or regulation applicable to Borrower, or (iii) any of the following: (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound; or (B) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower.

     SECTION 4.7. FINANCIAL CONDITION. The annual financial statements of Borrower as of December 31, 1996 audited by Ernst & Young, LLP and the unaudited financial statements of Borrower as of June 30, 1997, certified by the chief financial officer of Borrower, which have been delivered to Lender, fairly present the financial condition of Borrower and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the business, properties, condition (financial or otherwise) or operations (present or prospective) of Borrower since June 30, 1997. Borrower's fiscal year ends on December 31. The federal tax identification number of each entity comprising Borrower is as described on Schedule 4.7.

     SECTION 4.8. NO DEFAULT. Borrower is not in default under or with respect to any obligation in any respect which could be adverse to its business, operations, property or financial condition, or which could adversely affect the ability of Borrower to perform its obligations under the Loan Documents. No Event of Default or event which, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

     SECTION 4.9. TITLE TO PROPERTIES. Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 4.7, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens. Consistent with the foregoing and pursuant to the terms of all management services agreements and asset purchase agreements with medical practices applicable to the Accounts being financed pursuant to this Agreement, Borrower has all right, title and interest to all such presently owned and hereafter arising Accounts.

     SECTION 4.10. TAXES. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of December 31, 1996 and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

      SECTION 4.11.  SECURITIES AND BANKING LAWS AND REGULATIONS.

            (a) The use of the proceeds of the Loan and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, G, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

            (b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

     SECTION 4.12. ERISA. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant thereto that is maintained by Borrower or under which Borrower could have any liability under ERISA (a) has failed to meet minimum funding standards established in Section 302 of ERISA, (b) has failed to comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (c) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code, or (d) has been terminated. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

     SECTION 4.13. COMPLIANCE WITH LAW. Except as described in Schedule 4.13, Borrower is not in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions.

     SECTION 4.14. ENVIRONMENTAL MATTERS. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by Borrower (the "Premises"), or off the Premises as a result of any action of Borrower, except as described in Schedule 4.14. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. No other environmental, public health or safety hazards exist with respect to the Premises.

     SECTION 4.15. PLACES OF BUSINESS. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 4.15.
Schedule 4.15 also lists the owner of record of each such property.

     SECTION 4.16. INTELLECTUAL PROPERTY. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 4.16. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

     SECTION 4.17. STOCK OWNERSHIP. The identity of the known significant stockholders of record of all classes of the outstanding stock of Borrower, together with the respective ownership percentages held by such stockholders, are as set forth on Schedule 4.17.

     SECTION 4.18. MATERIAL FACTS. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

     SECTION 4.19. INVESTMENTS, GUARANTEES, AND CERTAIN CONTRACTS. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person, except as described on
Schedule 4.19. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

      SECTION 4.20. BUSINESS INTERRUPTIONS. Within five years prior to the date hereof, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States OF

America or other Governmental Authority, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business.

     SECTION 4.21. NAMES. Within five years prior to the date hereof, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on Schedule 4.21. Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

     SECTION 4.22 JOINT VENTURES. Borrower is not engaged in any joint venture or partnership with any other Person, except as set forth on Schedule 4.22.

     SECTION 4.23 ACCOUNTS. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

            (a) It is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

            (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

            (c) It is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

            (d) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

            (e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

            (f) To the best of Borrower's knowledge, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

            (g) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

            (h) It has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to Borrower; and

            (i)  Borrower has obtained and  currently  has all  certificates  of
need,   Medicaid  and  Medicare   provider   numbers,   licenses,   permits  and
authorizations as necessary in the generation of such Accounts.

                                    ARTICLE V

                        CLOSING AND CONDITIONS OF LENDING

      SECTION 5.1. CONDITIONS PRECEDENT TO AGREEMENT. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent:

            (a) Lender shall have received two (2) originals of this Agreement and all other Loan Documents required to be executed and delivered at or prior to Closing (other than the Note, as to which Lender shall receive only one original), executed by Borrower and any other required Persons, as applicable.

            (b) Lender shall have received all searches and good standing certificates required by Section 3.5.

            (c) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

            (d) There shall have occurred no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

            (e) The representations and warranties contained in Article IV shall be true and correct.

            (f) Lender shall have received copies of all board of directors resolutions of Borrower, and other corporate action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan thereunder, as well as the names and signatures of the officers of Borrower authorized to execute documents on its behalf in connection herewith, all as also certified as of the date hereof by Borrower's chief financial officer, and such other papers as Lender may require.

            (g) Lender shall have received copies, certified as true, correct and complete by a corporate officer of each Borrower, of the articles of incorporation of each Borrower, with any amendments to any of the foregoing, and all other documents necessary for performance of the obligations of Borrower under this Agreement and the other Loan Documents.

            (h) Lender shall have received a written opinion of counsel for Borrower, dated the date hereof, in the form of Exhibit C.

            (i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered hereunder, including without limitation an initial borrowing base certificate calculating the Borrowing Base.

            (j) Lender shall have received the Commitment Fee.

            (k) The Lockbox and the Concentration Account shall have been established.

            (l) Lender shall have received a certificate of Borrower's chief financial officer, dated the Closing Date, certifying that all of the conditions specified in this Section have been fulfilled.

     SECTION 5.2. CONDITIONS PRECEDENT TO ADVANCES. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed hereunder unless the following conditions have been satisfied or waived immediately prior to such disbursement:

            (a) The representations and warranties on the part of Borrower contained in Article IV of this Agreement shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in
Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of Borrower furnished to Lender pursuant to Section 6.1 hereof).

            (b) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

            (c) No adverse change in the condition (financial or otherwise), properties, business, or operations of Borrower shall have occurred and be continuing with respect to Borrower since the date hereof.

     SECTION 5.3. CLOSING. Subject to the conditions of this Article V, the Loan shall be made available on the date as is mutually agreed by the parties (the "Closing Date") at such time as may be mutually agreeable to the parties upon the execution hereof (the "Closing") at such place as may be requested by Lender.

     SECTION 5.4. WAIVER OF RIGHTS. By completing the Closing hereunder, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower hereunder or under any other Loan Document, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that for so long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

      SECTION 6.1. FINANCIAL STATEMENTS AND COLLATERAL REPORTS. Borrower will furnish to Lender (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) payable aging schedules within fifteen (15) days after the end of each calendar month; (iii) internally prepared monthly financial statements for Borrower, certified by the chief financial officer of Borrower, within forty-five (45) days of the end of each calendar month, accompanied by management analysis and actual vs. budget variance reports; (iv) to the extent prepared by Borrower, annual projections, profit and loss statements, balance sheets, and cash flow reports (prepared on a monthly basis) for the succeeding fiscal year within thirty (30) days before the end of each of Borrower's fiscal years; (v) internally prepared annual financial statements for Borrower within sixty (60) days after the end of each of Borrower's fiscal years; (vi) annual audited financial statements for Borrower prepared by Ernst & Young, LLP, or a firm of independent public accountants satisfactory to Lender, within one hundred thirty-five (135) days after the end of each of Borrower's fiscal years; (vii) promptly upon receipt thereof, copies of any reports submitted to Borrower by the independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants;
(viii) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; and (ix) such additional information, reports or statements as Lender may from time to time request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

      SECTION 6.2. PAYMENTS HEREUNDER. Borrower will make all payments of principal, interest, fees, and all other payments required hereunder, under the Loan, and under any other agreements with Lender to which Borrower is a party, as and when due.

     SECTION 6.3. EXISTENCE, GOOD STANDING, AND COMPLIANCE WITH LAWS. Borrower will do or cause to be done all things necessary (a) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; and (b) to maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.7 hereof.

      SECTION 6.4. LEGALITY. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.

      SECTION 6.5. LENDER'S SATISFACTION. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have requested in connection therewith.

      SECTION 6.6. TAXES AND CHARGES. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

     SECTION 6.7. INSURANCE. Borrower will carry adequate public liability and professional liability insurance with responsible companies satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

     SECTION 6.8. GENERAL INFORMATION. Borrower will furnish to Lender such information as Lender may, from time to time, request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender to visit and inspect any of the properties, to examine the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower, all at such times and as often as Lender may require.

     SECTION 6.9. MAINTENANCE OF PROPERTY. Borrower will maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      SECTION 6.10. NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (iii) any event, development or circumstance whereby the financial statements previously furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower; (iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could adversely affect its condition (financial or otherwise) or operations (present or prospective) or which may expose Borrower to uninsured liability of $25,000.00 or more; (v) any default claimed by any other creditor for Borrowed Money of Borrower other than Lender; and (vi) any other development in the business or affairs of Borrower which may be adverse; in each case describing the nature thereof and (in the case of notification under clauses (i) and (ii)) the action Borrower proposes to take with respect thereto.

     SECTION 6.11. EMPLOYEE BENEFIT PLANS. Borrower will (i) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under
Section 302 of ERISA; (ii) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue

Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (iii) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (i) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability;
(ii) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against Borrower; and (iii) upon the occurrence of any event which would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

     SECTION 6.12. FINANCING STATEMENTS. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other liens in the Collateral (other than as permitted hereby) and to perfect and protect Lender's first priority lien and security interest in the Collateral, as Lender may request.

     SECTION 6.13. FINANCIAL RECORDS. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

     SECTION 6.14. COLLECTION OF ACCOUNTS. Borrower shall continue to collect its Accounts in the ordinary course of business.

     SECTION 6.15. PLACES OF BUSINESS. Borrower shall give thirty (30) days' prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

     SECTION 6.16. BUSINESS CONDUCTED. Borrower shall continue in the business presently conducted by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

     SECTION 6.17. LITIGATION AND OTHER PROCEEDINGS. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting Borrower if the amount claimed is more than $25,000.00.

     SECTION 6.18. BANK ACCOUNTS. Borrower shall assign all of its depository and disbursement accounts to Lender.

     SECTION 6.19. SUBMISSION OF COLLATERAL DOCUMENTS. Borrower will, on demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, medical records, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

     SECTION 6.20. LICENSURE; MEDICAID/MEDICARE COST REPORTS. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed.

     SECTION 6.21. OFFICER'S CERTIFICATES. Together with the monthly financial statements delivered pursuant to clause (iii) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (vi) of that Section, Borrower shall deliver to Lender a certificate of its chief financial officer, in form and substance satisfactory to Lender:

            (a) Setting forth the information (including detailed calculations) required to establish whether Borrower is in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and

            (b) Stating that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

     SECTION  6.22.   VISITS  AND   INSPECTIONS.   Borrower   agrees  to  permit
representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

     SECTION 6.23. NET WORTH. Borrower will not at any time allow its net worth, as computed in accordance with GAAP, to fall below $ . -----------------

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Borrower covenants and agrees that so long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

     SECTION 7.1. BORROWING. Borrower will not create, incur, assume or suffer to exist any liability for Borrowed Money except: (i) indebtedness to Lender;
(ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Section 7.3 hereof; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and (iv) borrowings incurred in the ordinary course of its business and not exceeding $10,000.00 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for Borrowed Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

     SECTION 7.2. JOINT VENTURES. Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written notice to, and the express written consent of, Lender, which consent may be withheld in Lender's sole discretion.

     SECTION 7.3. LIENS AND ENCUMBRANCES. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

     SECTION 7.4. MERGER, ACQUISITION, OR SALE OF ASSETS. Borrower will not enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, and will not sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business.

     SECTION 7.5. SALE AND LEASEBACK. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written notice to, and the express written consent of, Lender, which consent may be withheld in Lender's sole discretion.

     SECTION 7.6. DIVIDENDS, DISTRIBUTIONS AND MANAGEMENT FEES. Upon notice from Lender to Borrower of the existence of an Event of Default hereunder, Borrower will not declare or pay any dividends or other distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, nor shall Borrower pay management fees or fees of a similar nature to any Person.

     SECTION 7.7. LOANS. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business, and
(ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, stockholders, directors, and employees.

     SECTION 7.8. CONTINGENT LIABILITIES. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     SECTION 7.9. SUBSIDIARIES. Borrower will not form any subsidiary, or make any investment in or any loan in the nature of an investment to, any other Person.

     SECTION 7.10. COMPLIANCE WITH ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

     SECTION 7.11. CERTIFICATES OF NEED. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any certificate of need or provider number without the prior written consent of Lender.

     SECTION 7.12. TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited hereunder. For purposes of the foregoing, Lender consents to the transactions described on Schedule 7.12.

     SECTION 7.13. USE OF LENDER'S NAME. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

      SECTION 7.14. CHANGE IN CAPITAL STRUCTURE. There shall occur no change in Borrower's capital structure as set forth in Schedule 4.17.

      SECTION 7.15. CONTRACTS AND AGREEMENTS. Borrower will not become or be a party to any contract or agreement which would breach this Agreement, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

      SECTION 7.16. MARGIN STOCK. Borrower will not carry or purchase any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

      SECTION 7.17. TRUTH OF STATEMENTS AND CERTIFICATES. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. EVENTS OF DEFAULT. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default hereunder:

            (a) A default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any breach of Section 2.3 of this Agreement, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice thereof from Lender to Borrower;

            (b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice from Lender;

            (c) A default in the due observance or performance by Borrower of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

            (d) If any representation or warranty made by Borrower herein or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection herewith or therewith proves to have been incorrect or misleading in any material respect when made, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

            (e) If any obligation of Borrower (other than its Obligations hereunder) for the payment of Borrowed Money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

            (f) If Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower;

            (g) If Borrower files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
(60) days, or any Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

            (h) If one or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of ten (10) days;

            (i) A Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;

            (j) If a majority of the outstanding stock of Borrower is sold or otherwise transferred by the Person owning such stock on the date hereof;

            (k) If there shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral;

            (l) If Borrower breaches or violates the terms of, or if a default or an event which could, whether with notice or the passage of time, or both, constitute a default, occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender;

            (m) Upon the issuance of any execution or distraint process against Borrower or any of its property or assets;

            (n) If Borrower ceases any material portion of its business operations as presently conducted;

            (o) If any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender's discretion, might result in the forfeiture of any property of Borrower to any Governmental Authority, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

            (p) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

            (q) Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral.

            (r) There shall occur a material adverse change in the financial condition or business prospects of Borrower, or if Lender in good faith deems itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of the Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender.

     SECTION 8.2. ACCELERATION. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1(g) hereof, the Note shall be immediately due and payable without declaration or other notice to Borrower.

     SECTION 8.3. REMEDIES.

            (a) In addition to all other rights, options, and remedies granted to Lender under this Agreement, upon the occurrence of an Event of Default Lender may (i) terminate the Loan, whereupon all outstanding Obligations shall be immediately due and payable, (ii) exercise all other rights granted to it hereunder and all rights under the Uniform Commercial Code in effect in the applicable jurisdiction(s) and under any other applicable law, and (iii) exercise all rights and remedies under all Loan Documents now or hereafter in effect, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                  (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

                  (ii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (b), without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                  (iii) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

                  (iv) The right to reduce the Maximum Loan Amount or to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason; and

                  (v) The right to relinquish or abandon any Collateral or any security interest therein.

            (b) Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized marked may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral.

      SECTION 8.4. NATURE OF REMEDIES. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and Obligations of Borrower to Lender in any order. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. EXPENSES AND TAXES.

            (a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual audit and appraisal fees and all other out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation and execution of each of the Loan Documents, any amendments to the Loan Documents following Closing, and preparation for Closing. Borrower also agrees to pay all out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender's counsel) in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under the Loan Documents.

            (b) Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (b) shall survive the payment of Borrower's indebtedness hereunder and the termination of this Agreement.

      SECTION 9.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

     SECTION 9.3. NO WAIVER; CUMULATIVE RIGHTS. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

     SECTION 9.4. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder:

            (a)   If to Lender, at:

                  HCFP Funding, Inc.
                  2 Wisconsin Circle, Suite 320
                  Chevy Chase, Maryland 20815
                  Attention:  Ethan D. Leder, President
                  Telephone:  (301) 961-1640
                  Telecopier:  (301) 664-9860

            (b) If to Borrower, at:

                  Medical Asset Management, Inc.
                  25241 Paseo De Alicia, Suite 230
                  Laguna Hills, California 92653
                  Attention: Mr. Clarke Underwood, Chief Financial Officer
                  Telephone:  (714) 829-8333
                  Telecopier:  (714) 829-8330

     If mailed, notice shall be deemed to be given five (5) days after being sent, if sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be given on the next Business Day following deposit with the courier.

     SECTION 9.5. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     SECTION 9.6. SUCCESSORS AND ASSIGNS. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations hereunder without notice to or consent of Borrower.

     SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

     SECTION 9.8. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

     SECTION 9.9. SURVIVAL OF TERMS. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection therewith shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans herein contemplated and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

     SECTION 9.10. RELEASE OF LENDER. Borrower releases Lender, its officers, employees, and agents, of and from any claims for loss or damage resulting from acts or conduct of any or all of them, unless caused by Lender's recklessness, gross negligence, or willful misconduct.

     SECTION 9.11. TIME. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Loan Documents.

     SECTION 9.12. COMMISSIONS. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed

Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

     SECTION 9.13. THIRD PARTIES. No rights are intended to be created hereunder or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

     SECTION 9.14. DISCHARGE OF BORROWER'S OBLIGATIONS. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (i) obtain insurance covering any of the Collateral as required hereunder; (ii) pay for the performance of any of Borrower's obligations hereunder; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and
(iv) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

     SECTION 9.15. INFORMATION TO PARTICIPANTS. Lender may divulge to any participant it may obtain in the Loan, or any portion thereof, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document.

     SECTION 9.16. INDEMNITY. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender
(including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties hereunder, or from the breach of any of the representations or warranties contained in Article IV hereof. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.

     SECTION 9.17. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4 HEREOF.

     SECTION 9.18. WAIVER OF TRIAL BY JURY. BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND
(B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     SECTION 9.19. CONFESSION OF JUDGMENT. BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE,

ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                    LENDER:

ATTEST:                             HCFP FUNDING, INC.
                                    a Delaware corporation


By:                                 By: /s/ Jeffrey P. Hoffman    [SEAL]
   ----------------------------         ---------------------------
    Name:                               Name:  Jeffrey P. Hoffman
    Title:                              Title: Vice President


                                    BORROWER:

ATTEST:                             MEDICAL ASSET MANAGEMENT, INC.
                                    a Delaware corporation


By: /s/ D. Kent Norton              By: /s/ Charlie Underwood      [SEAL]
   ----------------------------         ---------------------------
    Name: D. Kent Norton                Name: Charlie Underwood
    Title: V.P.                         Title: Chief Financial Officer


ATTEST:                             HEALTHCARE PROFESSIONAL
                                    MANAGEMENT, INC.
                                    a Pennsylvania corporation


By: /s/ Arnold M. Neuman, M.D.      By:   /s/ Anthony F. Aulicino  [SEAL]
   ----------------------------         ---------------------------
    Name: Arnold M. Neuman              Name:  Anthony F. Aulicino
    Title:                              Title:  CEO

                                LIST OF EXHIBITS


Exhibit A - Form of Revolving Credit Note

Exhibit B - Form of Lockbox Agreement

Exhibit C - Form of Legal Opinion

                                LIST OF SCHEDULES


Schedule 1.36     -     Permitted Liens

Schedule 4.1      -     Subsidiaries

Schedule 4.5      -     Litigation

Schedule 4.7      -     Tax Identification Numbers

Schedule 4.13     -     Non-Compliance with Law

Schedule 4.14     -     Environmental Matters

Schedule 4.15     -     Places of Business

Schedule 4.16     -     Licenses

Schedule 4.17     -     Stock Ownership

Schedule 4.19     -     Borrowings and Guarantees

Schedule 4.21     -     Trade Names

Schedule 4.22     -     Joint Ventures

Schedule 7.12     -     Transactions with Affiliates

                                SCHEDULE 1.36

                               Permitted Liens

                  C. Jeffery Kessler, M.D., P.C. (Colorado)
                       Gynecology Ltd., P.C. (Colorado)
                     M. H. Melmed, M.D., P.C. (Colorado)

                                 SCHEDULE 4.1

                                 Subsidiaries

                                     None

                                 SCHEDULE 4.5

                                  Litigation

CYNTHIA LATSKO KLUTZ ("KLUTZ") V. HEALTH PROFESSIONAL MANAGEMENT CORP.("HPM")
      On or about August 30, 1995, Cynthia Latsko Klutz filed a civil action against HPM, Inc. in Allegheny County, Pennsylvania, Court of Common Pleas. Klutz alleges breach of contract and negligence arising in connection with HPM's alleged obligation to seek out prospective buyer for the sale of plaintiff's medical practice. Klutz seeks damages in excess of $25,000.


BRADLEY HALL, M.D., P.C. AND BRADLEY HALL, M.D. ("BRADLEY") V. MEDICAL ASSET MANAGEMENT, INC. ("MAM"); HEALTHCARE PROFESSIONAL MANAGEMENT ("HPM"); AND GREGG
S. SOERGEL
      On or about September 20, 1996, Bradley Hall, M.D., filed a civil action against HPM, Inc., MAM, Inc., and Gregg Soergel filed in Allegheny County, Pennsylvania, Court of Common Pleas. Bradley alleges breach of contract, negligence, and misrepresentation arising in connection with HPM and MAM's alleged obligation to perform their duty under the contract to detect and/or report embezzlement of the plaintiffs' funds. Bradley seeks damages in excess of $25,000, together with interest, costs and attorney fees.


CENTURY CITY PLAZA RADIOLOGY MEDICAL GROUP; NEIL L. HORN, M.D.; NEIL L. HORN, M.D., INC.; RALPH BORROWS, M.D.; BRONA H. BURROWS (COLLECTIVELY "CENTURY CITY")
V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
      On or about June 26, 1997, Century City filed this demand for an arbitration proceeding with the Los Angeles, California office of the American Arbitration Association based upon an Asset Purchase and Clinic Management Agreement dated February 1, 1993, between Century City and MAM. In its arbitration demand against MAM, Century City alleged breach of contract, breach of fiduciary duty, request for indemnification, and constructive fraud. Century City has requested compensatory damages in the amount of $516,545, loss of profits in the amount of $400,000, unspecified attorneys fees, and punitive damages. One August 1, 1997 MAM filed a response and counterclaim against Century City denying liability and asserting claims for material misrepresentation and other causes of action. MAM has requested damages to indemnify it for physician compensation, operating expenses, and management fees. In addition, MAM has requested punitive damages, interest, attorneys fees and costs. The parties are currently engaged in discovery, and based upon matters discovered therein as well as managements knowledge and understanding of the relevant facts and circumstances, MAM believes that Century City's claims are without merit and has made no reserves for such.

MEDICAL ASSET MANAGEMENT, INC. ("MAM") V. ARBOR FAMILY MEDICINE, P.C.; MEDICAL ACQUISITION CORPORATION; SUZANNE NASH-TRUJILLO, M.D.; AND ALEXANDER G. CIANFLONE, M.D., (COLLECTIVELY "ARBOR")
      On or about August 15, 1977, MAM filed a demand for arbitration with the Denver, Colorado office of the American Arbitration Association against Arbor based upon the March 31, 1996, Asset Purchase Agreement and Management Services Agreement between MAM and Arbor, in its demand, MAM requests the return of its monies represented by accounts receivable in the approximate amount of $250,000; that Arbor repurchase its furniture, fixtures, equipment and supplies in the approximate amount of $130,000; that Arbor return 90,000 shares of MAM common stock, that Arbor assume certain liabilities which it is obligated to assume, and that Arbor repurchase real property in the amount of $360,000, plus interest and costs. On or about September 1, 1997, Arbor filed an answer and counterclaim alleging breach of contract and requesting approximately $140,000 in reimbursement and the return of $80,000 in management fees paid MAM, as well as interest and costs. MAM believes that Arbor's counterclaims are without merit and has made no reserves for such.

RENTON FAMILY PRACTICE CENTER ("RENTON") V. MEDICAL ASSET MANAGEMENT, INC.
("MAM")
      On or about August 1, 1997, Renton filed an unlawful detainer action in King County, Washington Superior Court against MAM seeking approximately $13,000 in rent, attorneys fees, interest and costs. MAM, subsequently, consolidated this action with numerous counterclaims against Renton, and claims against entities owned or controlled by Renton's general partner, Manfred Laband, M.D. The matter has been consolidated and calendared for trial in December 1998. MAM believes it will prevail in its claim and has made no reserves for any counterclaims of Renton.


MEDICAL ASSET MANAGEMENT, INC. ("MAM") V. ONE CAPITAL CORPORATION; MARCUS V. MAM
      In these related matters, MAM has filed a civil action against One Capital Corporation in Maricopa County, Arizona Superior Court and, by way of counterclaim, in Colorado for, among other things, breach of fiduciary duty, breach of oral agreement, and misappropriation of trade secrets. (Plaintiff, Marcus, has filed the action against MAM in Denver County, Colorado Superior Court, alleging breach of contract. MAM believes Plaintiff's allegations are without merit. MAM's maximum exposure in the Colorado action is under $40,000 plus plaintiff's attorneys' fees.) In or about 1995, MAM and One Capital Corporation entered into corporate advisory agreements wherein One Capital Corporation represented that it would perform certain services for MAM in return for certain fees, including stock options of MAM. One Capital Corporation has brought various counterclaims against MAM in response to MAM's complaint. MAM believes One Capital Corporation's counterclaims are without merit. MAM has established no contingent reserve for these counterclaims. One Capital Corporation has asked for specific performance and, in the alternative, damages. In the event One Capital Corporation prevails in its counterclaims, the agreement between MAM and One Capital Corporation provides for the sale of a maximum of 375,000 shares of MAM common stock to One Capital Corporation at a 40 to 50 percent discount from fair market value. Counterclaimants have also requested attorneys' fees.


NORMAN COHEN, M.D. ("COHEN") V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
     Cohen and MAM entered into a settlement agreement, based upon certain claims by Cohen, on July 17, 1997. Thereafter, on October 1, 1997, Cohen entered a judgment against MAM in the amount of $181,250. MAM has reserved $182,000 for the judgment.


WILLIAM SCHEYER ("SCHEYER") V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
     In June 1997, Scheyer filed a claim for 10,000 shares of stock, and $80,575 for unpaid compensation with a King County, Washington arbitration association. Scheyer also alleged unspecified damages for breach of alleged oral agreement, together with a claim for interest and attorneys' fees. MAM plans to vigorously defend these claims. MAM has asserted a counterclaim for payment of its management fee and damages for breach of contract and violation of the
Washington Securities Act. The claims are expected to be submitted to arbitration. MAM believes Scheyer's claims are without merit and has made no reserves for such.


ROY MUSGROVE ("MUSGROVE") V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
     The Musgrove action was settled on May 23, 1997, based on an action filed in King County, Washington Superior Court. The material features of the settlement include payment by MAM of $112,500 upon execution of the agreement and $75,000 over 24 months, the issuance of 40,461 shares of MAM stock to various shareholders of Lifestyle Academy, and the assumption of certain obligations of Lifestyle Academy. The parties executed mutual releases. MAM may assert a malpractice cause of action against its former counsel to recover some of its losses in this case.


PICO COMMERCIAL CENTER PROPERTIES, A CALIFORNIA GENERAL PARTNERSHIP ("PICO")
V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
      In this action filed in Los Angeles County, California Superior Court, Pico alleges breach of contract and damages arising in connection with MAM's alleged obligation to deliver 112,000 shares of its common stock in exchange for Pico's conveyance to MAM of its interest in a certain long term hospital lease. MAM, by way of defense, asserts that Pico did not fulfill certain conditions precedent to MAM's obligations. Subsequently, the parties agreed upon the basic terms of a settlement, under which MAM officers, Johns Regan and/or Kent Norton individually, and not MAM, would convey to Pico 40,000 shares of MAM common stock, restricted in accordance with SEC Rule 144. MAM would use its best efforts to obtain "piggyback registration rights" for said shares and would pay, by way of cash or additional stock, any shortfall between the ultimate liquidated proceeds of the stock and the amount of $6.25 per share. The parties are currently engaged in the process of negotiating details of the settlement. MAM has not established a reserve for this matter.


CARL CANTRELL ("CANTRELL") V. MEDICAL ASSET MANAGEMENT, INC. ("MAM")
      In or about July 1997, the California State Worker's Compensation Appeals Board issued an Amended Findings and Award in favor of former MAM employee Cantrell in the approximate amount of $45,000 for indemnity awards and penalties.

                                 SCHEDULE 4.7

                          Tax Identification Numbers

                 Medical Asset Management, Inc. (33-03599760)

               Healthcare Professional Management (25-1635922)

                                SCHEDULE 4.13

                           Non-Compliance with Law

Other than filing with the SEC which MAM is currently in the process of updating, MAM believes it is not in violation of any statute, rules or regulation.

                                SCHEDULE 4.14

                            Environmental Matters

                                     None

                                SCHEDULE 4.15

                              Places of Business

                        MEDICAL ASSET MANAGEMENT, INC.

                                          Steve Ward, Controller
                                          Rocky Mountain Region
CORPORATE OFFICE                          3773 Cherry Creek North Drive,
----------------                          Suite 735
                                          Denver, CO  80209
3651 Baseline, Suite 222
Gilbert, AZ  85234
Office:        (602) 503-3131
FAX:           (602) 503-3222






                                          CALIFORNIA REGIONAL OFFICE
                                          M&A and CFO

                                          25241 Paseo de Alicia, Suite 230
                                          Laguna Hills, CA  92653
OPERATIONS HEADQUARTERS                   Office:           (714) 829-8333
                                                            (888) MAM-T555
Healthcare Professional Management
Four Station Square, Suite 250
Pittsburgh, PA  15219

MERGERS & ACQUISITIONS

Jim Causey
Vice President of Mergers & Acquisitions
Pines Office Center
One Pines Court
St. Louis, MO  63141

ALASKA CLINICS

FAMILY MEDICAL CLINIC OF SOLDOTNA
206 Rockwell Avenue
Soldotna, AK  99669


                                          BRENT DAVIDSON, MD (IM)
FAMILY MEDICAL CLINIC OF SEWARD           60 North 13th Street
P.O. Box 2563                             San Jose, CA  85112
302 Railway Avenue
Seward, AK  99669

                                                     AND

                                          285 South Drive, Suite 3
                                          Mountain View, CA  94040
                                          Manager:          Debi Salazar
ARIZONA CLINICS                           Business:         (415) 968-4977
                                          Back Office:      (415) 968-4968
(415)968-4981                             FAX:              (415) 968-4981
BIRTH & WOMEN'S HEALTH CENTER
2529 North Wyatt                          SOUTH VALLEY CARDIOVASCULAR GROUP
Tucson, AZ  85712                         173 North Morrison, Suite D
                                          San Jose, CA  95126




                                          RONALD H. YANAGIHARA, MD (HEM/ONC)
JERRY NEUMAN, MD                          9360 No Name Uno, Suite 130
1500 N. Wilmot, Suite B-240               Gilroy, CA  95020
Tucson, AZ  85712

PEDIATRIC UROLOGY & MALE INFERTILITY
18370 Burbank Boulevard, Suite 412
Tarzana, CA  91356




                                          THE OB/GYN ASSOCIATES, PC

25 North 14th Street, Suite 540           BUSINESS OFFICE
San Jose, CA  95112                       3773 Cherry Creek North Drive,
                                          Suite 735
                                          Denver, CO  80209



1610 N. El Dorado, Suite 10               AND
Stockton, CA  95204
                                          POTOMAC OFFICE
                                          1550 S. Potomac, Suite 330
                                          Aurora, CO  80012



COLORADO CLINICS

7950 Kipling Street, Suite 200
Arvada, CO  80005                         AND

                                          ALCOTT OFFICE
                                          8300 N. Alcott, Suite 300
                                          Westminister, CO  80030

AND

3655 Lutheran Parkway, Suite 207
Wheat Ridge, CO  80033

ROCKY MOUNTAIN WOMEN'S HEALTHCARE         FLORIDA CLINICS
701 E. Hampden, Suite 110
Englewood, CO  80110                      LAUREL OAK MEDICAL ASSOCIATES
                                          418 SW 47th Terrace
                                          Cape Coral, FL  33914



7180 E. Orchard Road, Suite 200
Englewood, CO  80111                      IDAHO CLINICS

                                          Fairview Medical Clinic, PA
                                          4809 Fairview Avenue
                                          Boise, ID  83706

9141 Grant Street, Suite 235
Thornton, CO  80229


                                          MISSISSIPPI CLINICS

                                          DESOTO FAMILY PRACTICE
WOODRIDGE WOMEN'S CLINIC, PC  (RETIRED)   7163 Goodman Road
C/O 3773 Cherry Creek North Drive,        Olive Branch, MS  38652
Suite 735
Denver, CO  80209


GYN, LTD.
320 East Fontanero Street
Colorado Springs, CO  80907

OHIO CLINICS
                                          PEDIATRIC ALLIANCE
PRIMARY CARE ASSOCIATES, PC
7355 California Avenue, Suite 4           BUTLER PEDIATRICS
Boardman, OH  44512                       100 Evans Road, Suite A
                                          Butler, PA  16001



PENNSYLVANIA CLINICS
                                          MANOR OAK
MOUNTAIN SPRINGS MEDICAL ASSOCIATES       1910 Cochran Rd.
20 Nickman's Plaza                        Pittsburgh, PA  15220
Lemont Furnace, PA  15456



                                          MT. LEBANON PEDIATRICS
                                          603 Washington Road
COMMUNITY CARE PLUS                       Mt. Lebanon, PA  15228
2010 Kinvara Drive
Pittsburgh, PA  15237


                                          NORTH HILLS PEDIATRICS
                                          9104 Babcock Blvd., Suite 2111
                                          Pittsburgh, PA  15237

AND

601 Monroe Ave.
Pittsburgh, PA  15202

NORTHLAND PEDIATRICS                      CONTEMPORARY WOMEN'S HEALTH CARE
4721 McKnight Rd., Suite 209 N            435 Williams  Avenue South
Pittsburgh,  PA 15237                     Renton, WA 98040



PEDIATRICS SOUTH
240 Mt. Lebanon Blvd.
Pittsburgh, PA  15234



                                          AURORA FOOT & ANKLE
SOUTHWESTERN PEDIATRICS                   7315 212th Street SW, Suite 103
51 Professional Plaza                     Edmonds, WA  98026
850 Clariton Plaza
Pittsburgh, PA  15236



ST. CLAIR PEDIATRICS                      WOODENVILLE DERMATOLOGY CLINIC
1580 McLaughlin Run Rd.                   1700 140th Avenue, Suite 206
Pittsburgh, PA  15241                     Woodenville, WA  98072



WASHINGTON CLINICS

Northwest Foot & Ankle
9730 3rd Avenue, NE Suite 208
Seattle, WA 98115

                                SCHEDULE 4.16

                                   Licenses

                         Medical Asset Management, Inc.
     Business permits and qualified to do business in the following states:
 Alaska, Arizona, California, Colorado, Mississippi, Tennessee, and Washington

             Healthcare Professional Management Business permits and
                qualified to do business in the following state:
                                  Pennsylvania

                                  SCHEDULE 4.17

                                 Stock Ownership


MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  8
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:05


REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
--------------------------------------------------------------------------------------------------
STANLEY & TOBY HERZOFF            MA 1042        ###-##-####          C                     2,000
4240 FULTON AVE APT 307                                                                   -------
STUDIO CITY CA 91604                                                  TOTAL                 2,000

EDWARD P HESTIN                   MA 1035                             R                   108,333
108 SOUTHRIDGE DR                                                                         -------
MONROEVILLE PA 15146                                                  TOTAL               108,333

DAVID A & LINDA M HILL JT TEN     MA0937                              R                     2,000
                                                                                          -------
                                                                      TOTAL                 2,000

LINDA HINERMAN                    0753                                C                     1,429
1250 EMERY ST                                                                             -------
SALT LAKE CITY UT  84104                                              TOTAL                 1,429

MICHAEL J & PATRICIA A            MA1004         ###-##-####          C                       100
HOCHGESANG JTTEN                                                                          -------
1339 MILLER LN                                                        TOTAL                   100
JASPER IN  47546

CAROL RAE HOPF                    MA1076         ###-##-####          C                       200
3229 N 500 W                                                                              -------
JASPER IN 47546                                                       TOTAL                   200

RALPH S HOPF                      MA1077         ###-##-####          C                       300
3229 N 500 W                                                                              -------
JASPER IN  47546                                                      TOTAL                   300

JOHN P HOSINSKI                   MA1030         ###-##-####          C                       100
1015 NEVILLE                                                                              -------
JONEDBORO AR  72401                                                   TOTAL                   100

HARRY J JAFFE                     MA1040         ###-##-####          C                       200
1827 ALLENBY GREEN                                                                        -------
GERMANTOWN TN  38139                                                  TOTAL                   200

JDN PARTNERS LP                   MA1048                              R                    50,000
                                                                                          -------
                                                                      TOTAL                50,000

PATRICIA D JENSEN                 0754                                C                     1,429
3954 HIGHLAND DR                                                                          -------
SALT LAKE CITY UT  84124                                              TOTAL                 1,429

ROY & GENEVIEVE P JEPSEN JTTEN    MA0955         ###-##-####          C                     3,000
277 PASEO CHUREA                                                                          -------
GREEN VALLEY AZ 85614                                                 TOTAL                 3,000




MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  11
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:52


REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
DAVID F LIDDELL                   MA0961                              R                  25,000
DAVID F LIDDELL, MA, RPT,                                                                --------
INC, PS                                                               TOTAL              25,000

JUDY LOTAS                        MA1085                              R                  14,286
                                                                                        ---------
                                                                      TOTAL              14,286

IRENE S LUND                      0761                                C                   1,429
529 A FIRST AVE                                                                         ---------
SALT LAKE CITY UT  84103                                              TOTAL               1,429

DENNIS S & LAURIE J MANN JTTEN    MA0965                              R                  11,300
                                                                                        ---------
                                                                      TOTAL              11,300

ERNEST & JAINE MCVOY              MA0951         26-2455173           C                     200
106 OLD WATERMILL RD                                                                    ---------
RAINBOW CITY AL  35906                                                TOTAL                 200

KEVIN C MEHRINGER                 MA0977                              C                   2,000
453 E STATE RD 164                                                                      ---------
JASPER IN  47546                                                      TOTAL               2,000

SALLY MINARD                      MA1084                              R                  14,286
                                                                                        ---------
                                                                      TOTAL              14,286

WILLIAM MORETH                    MA0954         ###-##-####          C                     200
1747 S CARRIAGE LN                                                                      ---------
NEW BERLIN WI  53151                                                  TOTAL                 200

STEVEN MORTON                     0764                                C                   1,429
3866 S 825 WEST                                                                         ---------
BOUNTIFUL UT  84010                                                   TOTAL               1,429

MARVIN NEIUWENDORP                0810           ###-##-####          C                     100
230 N 7TH AVE                                                                           ---------
SHELDON IA  51201                                                     TOTAL                 100

STANLEY G NEWELL DPM              MA0966                              R                  64,200
                                                                                        ---------
                                                                      TOTAL              64,200

OB-GYN ASSOCIATES PC              MA1015         84-0591950           R                 146,000
11175 E MISSISSIPPI AVE STE 100                                                         ---------
AURORA CO  80012                                                      TOTAL             146,000




MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  12
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:53

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------

ODESSA MANAGEMENT                 0767                                C                 215,026
2ND FLOOR CITY BANK BUILD                                                               ---------
FREEPORT BAHAMAS                                                      TOTAL             215,026

PACIFIC INTER SECURITIES INC      0769                                C                  38,606
1500-700 W GEORGIA ST                                                                   ---------
PO BOX 10015                                                          TOTAL              38,606
VANCOUVER BC V7Y1J1

GEORGIA PACIFIC SEC.              0814                                C                   2,858
STE 1600 TWO BENTALL CENTRE                                                            ---------
555 BURRARD ST                                                        TOTAL               2,858
VANCOUVER BC  V7XIS6

MR & MRS WILBUR PERRY             MA0941                              R                   2,000
                                                                                        ---------
                                                                      TOTAL               2,000

WILBUR A & PATRICIA C PERRY JTTEN MA0970                              R                   2,000
                                                                                        ---------
                                                                      TOTAL               2,000

DANIEL S PERKINS TRUSTEE          MA1062                              R                   5,000
UA DTD 5-12-88 FBO DANIEL S                                                             ---------
PERKINS
                                                                      TOTAL               5,000

RICHARD W PERKINS TRUSTEE         MA1070                              R                  15,000
UA DTD 6-14-78 FBO RICHARD W                                                            ---------
PERKINS
                                                                      TOTAL              15,000

STEVE PERRY                       0803                                R                   5,000
                                                                                        ---------
                                                                      TOTAL               5,000

PHILADELPHIA DEP                  0771                                C                 396,754
1900 MARKET ST                                                                          ---------
PHILADELPHIA PA  19103                                                TOTAL             396,754

SHARON PODOBNIK & SUSAN D         MA1088         ###-##-####          C                     155
PODOBNIK JTTEN
616 MILLER LN                                                                           ---------
PITTSBURGH PA  15239                                                  TOTAL                 155

DANIEL & SUSAN D PODOBNIK JTTEN   MA1089         ###-##-####          C                     130
616 MILLER LN                                                                           ---------
PITTSBURGH PA  15239                                                  TOTAL                 130

OZZIE POLIT                       0792                                R                   2,000
                                                                                        ---------
                                                                                          2,000



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  13
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:54

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
PONTE VEDRE PARTNERS LTD          MA1058                              R                 150,000
                                                                                        ---------
                                                                      TOTAL             150,000

CLYDE E PRECHTER                  MA0956         39-3052671           C                     200
11137 WILLOW VALLEY RD                                                                  ---------
NEVADA CA  95959                                                      TOTAL                 200

PRISM PARTNERS I                  MA1045                              R                  50,000
                                                                                        ---------
                                                                      TOTAL              50,000

PYRAMID PARTNERS LP               MA1069                              R                  75,000
                                                                                        ---------
                                                                      TOTAL              75,000

WILLIAM F RAWLS                   MA0912         ###-##-####          C                     150
BOX 593                                                                                 ---------
INDIANOLA MS  38751                                                   TOTAL                 150

JOHN W REGAN & SANDRA K REGAN     MA1028                              R                5,146,094
JTTEN
                                                                                        ---------
                                                                      TOTAL            5,146,094

WILLARD D & NORENE V REGESTER     MA0968                              R                   15,800
COM PROP
                                                                                        ---------
                                                                                          15,800

REGENT CAPITAL PARTNERS           MA1053                              R                  200,000
                                                                                        ---------
                                                                      TOTAL              200,000

MARIO S RODRIGUEZ                 0773                                C                    2,002
1445 W ARAPAHOE AVE                                                                     ---------
SALT LAKE CITY UT 84104                                               TOTAL                2,002

RONALD ROSENQUIST                 0774                                C                   11,559
                                                                                        ---------
                                                                      TOTAL               11,559

THEODORE D ROTH                   MA1067                              R                    6,250
                                                                                        ---------
                                                                      TOTAL                6,250

DUANE J ROTH                      MA1068                              R                    6,250
                                                                                        ---------
                                                                      TOTAL                6,250



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  14
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:55

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
WILLIAM M & KATHLEEN M ROWEKAMP   MA0900         ###-##-####          C                   4,000
JTTEN
BOX 828                                                                                 ---------
JASPER IN 47546                                                       TOTAL               4,000

MARILYN C RUSHTON                 0775                                C                   2,858
1582 E 12700 S                                                                          ---------
DRAPER UT 84020                                                       TOTAL               2,858

STEPHAN C & CHRISTA M SCHULER     MA0959         ###-##-####          C                     200
858 BLESSINGER LN                                                                       ---------
JASPER IN 47546                                                       TOTAL                 200

WILLIAM J & ZELDZ M SCHEYER       MA0967                              R                   5,000
CO TRUST UTA 5/24/93                                                                    ---------
                                                                      TOTAL               5,000

JOSEPH W & JEAN M SCHERER JTTEN   MA1014                              C                   1,000
160 LEISIE RD                                                                           ---------
RENFREW PA  16053                                                     TOTAL               1,000

KENNETH W SCHMITT TR WILLIAM F    MA0968                              C                   1,000
SCHMITT
3584 BITTERSWEET DR                                                                     ---------
JASPER IN 47546                                                       TOTAL               1,000

JAMES SEAY                        0777                                R                   2,312
                                                                                        ---------
                                                                      TOTAL               2,312

THERON & HELEN SEEMANN JTTEN      MA0930         ###-##-####          C                     700
3106 HOWARD DR                                                                          ---------
JASPER IN 47546                                                       TOTAL                 700

BRADLEY T & DEBRA K SEGER         MA0933         ###-##-####          C                  16,500
1986 EMILY ST                                                                           ---------
JASPER IN 47546                                                       TOTAL              16,500

ALBERT & ROSE SHAW                MA1001                              C                   3,000
26 GORMLEY AVE                                                                          ---------
MERRICK NY  11566                                                     TOTAL               3,000

JAVAID SHEIKH                     MA0940                              R                   8,000
                                                                                        ---------
                                                                      TOTAL               8,000

SHELL PENSIONS TRUST LTD          MA1054                              R                 150,000
                                                                                        ---------
                                                                      TOTAL             150,000



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  15
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:56

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
JAMES H SKILMAN CUST ANDREW J     MA0949         ###-##-####          C                     475
SKILMAN
1795 W 5TH AVE                                                                           --------
JASPER IN 47546                                                       TOTAL                 475

JAMES H & CAROL J SKILLMAN JTTEN  0817           ###-##-####          C                     100
1795 W FIFTH ST                                                                         ---------
JASPER IN 47546                                                       TOTAL                 100

DENIS E & CAROLYN H SKOG JT TEN   MA0922         ###-##-####          R                     558
1609 2ND ST                                                                             ---------
MARYSVILLE WA  98270                                                  TOTAL                 558

BLUE SKY DEVELOPMENT CO           MA0911                              C                   1,000
10 MORRIS LN                                                                            ---------
TEXARKANA TX  75503                                                   TOTAL               1,000

GREGG S SOERGEL                   MA1034                              R                 108,333
140 PROSPECT ST                                                                         ---------
PITTSBURGH PA  15211                                                  TOTAL             108,333

SAMUEL & JULIA SPIGELMAN          MA0980                              R                  48,800
5800 RAINBOW HILL RD                                                                    ---------
LOS ANGELES CA                                                        TOTAL              48,800

SAMUEL SPIGELMAN MD               MA1083                              R                  14,304
                                                                                        ---------
                                                                      TOTAL              14,304

SPRING POINT PARTNERS LP          MA1046                              R                  50,000
                                                                                        ---------
                                                                      TOTAL              50,000

JOSEPH F STEURER                  MA0957         ###-##-####          C                     500
404 REYLING DR                                                                          ---------
JASPER IN 47546                                                       TOTAL                 500

ARNOLD M STEINMAN                 MA0964         ###-##-####          C                   3,000
BOX 8006                                                                                ---------
PITTSBURGH PA  15216                                                   TOTAL               3,000

FRANCIS R & ROYAL STERLING JT TEN MA0907                              C                   1,400
43 PLANTATION DR #A-104                                                                 ---------
VERO BEACH FL  32966                                                  TOTAL               1,400

STORIE PARTNERS LP                MA1059                              R                 250,000
                                                                                        ---------
                                                                      TOTAL             250,000



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  16
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:58

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
LOREN B & SHARON B STONE JTTEN    MA1081                              R                  10,625
                                                                                        ---------
                                                                      TOTAL              10,625

LORELEI H TAMAYO                  MA0924         ###-##-####          R                     558
12627 SE 307TH ST                                                                       ---------
AUBURN WA  98092                                                      TOTAL                 558

RAYMOND L & MARGARET F TANNER     MA1027         ###-##-####          C                     300
JTTEN
450 N AVON RD                                                                           ---------
MEMPHIS TN  38117                                                     TOTAL                 300

GERALD & ELLEN TARLOW             MA1023                              R                   7,500
                                                                                        ---------
                                                                      TOTAL               7,500

JAY TEITELBAUM                    MA1056                              R                   5,600
                                                                                        ---------
                                                                      TOTAL               5,600

BROOKS TERRY                      MA0993                              R                   1,000
                                                                                        ---------
                                                                      TOTAL               1,000

RODGER S TERRY                    0779                                R                   2,312
                                                                                        ---------
                                                                      TOTAL               2,312

MCKINLEY W THIGPEN                MA0985                              R                   4,000
                                                                                        ---------
                                                                      TOTAL               4,000

PHILIP L THOMAS TR PL THOMAS      MA0982                              C                 150,000
INC PROFIT SHARING TR                                                                   ---------
                                                                      TOTAL             150,000

THE TRAVELERS INDEMNITY COMPANY   MA1057                              R                 650,000
                                                                                        ---------
                                                                      TOTAL             650,000

SUZANNE NASH - TRUJILLO, MD       MA1091                              R                  22,500
                                                                                        ---------
                                                                      TOTAL              22,500

RAE S TSUKAMOTO                   MA0923         ###-##-####          R                     558
12627 SE 307TH ST                                                                       ---------
AUBURN WA  98092                                                      TOTAL                 558



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  17
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:59

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
TURNER-VISION INC                 MA1052                              R                   15,625
                                                                                         --------
                                                                      TOTAL               15,625

CLARKE UNDERWOOD                  0800                                R                  224,035
                                                                                         --------
                                                                      TOTAL              224,035

MICHAEL C VALERIO                 MA1011         ###-##-####          C                      700
6730 GLENN FAIRY                                                                         --------
SAN ANTONIO TX  78239                                                 TOTAL                  700

BETTY VANDERSCHUUR                0783                                C                    1,429
4124 W 4835 S                                                                            --------
SALT LAKE CITY UT  84118                                              TOTAL                1,429

PAUL VOYTIK                       MA0972         11-1111118           C                    1,000
3760 MT HICKORY BLVD                                                                     --------
HERMITAGE PA 16148                                                    TOTAL                1,000

ROBERT E & ANNE E WADDELL         0815           ###-##-####          C                      100
BOX 631                                                                                  --------
JASPER IN 47546                                                       TOTAL                  100

PHILIP WADE                       0801                                R                   11,659
                                                                                         --------
                                                                      TOTAL               11,659

CORINNE K WALTER                  0784                                C                    1,429
3130 S 4TH EAST                                                                          --------
SALT LAKE CITY UT  84115                                              TOTAL                1,429

DAVID WANK                        0796                                R                    2,000
                                                                                         --------
                                                                      TOTAL                2,000

DARREN WARDLE                     MA1016         ###-##-####          R                   15,125
7315 212TH ST SW#103                                                                     --------
EDMAIDS WA  98026                                                     TOTAL               15,125

STEVEN J WARD CUST TIMOTHY S WARD  MA1005        ###-##-####          C                    1,050
14614 W 62ND PL                                                                          --------
ARVADA CO  80004                                                      TOTAL                1,050




MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  18
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:48:10

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
STEVEN WARD CUST SHELBY R WARD    MA1006         ###-##-####           C                    1,050
14614 W 62ND PL                                                                           -------
ARVADA CO 80004                                                        TOTAL                1,050

JOHN L WEAVER                     MA1074         ###-##-####           C                       25
3358 STEIN RD                                                                             -------
SHELBY OH  44875                                                       TOTAL                   25

JAMES H & PATRICIA A WEISHEIT     MA0989                               C                    4,000
JTTEN
1804 N 350 W                                                                              -------
JASPER IN 47546                                                        TOTAL                4,000

DAVID R WEIR                      MA1071                               R                    6,250
                                                                                          -------
                                                                       TOTAL                6,250

DAVE M WESTRUM                    MA1072                               R                    6,250
                                                                                          -------
                                                                       TOTAL                6,250

MICHAEL WILKINSON                 MA1002                               C                    1,000
PO BOX 282                                                                                -------
CENTRAL CITY CO 80427                                                  TOTAL                1,000

RICHARD S WINER & LYNN M WINER    MA0925                               R                    2,000
TRUSTEES LIVING TRUST DATED                                                               -------
2/8/95
26834 W HOTSPRINGS PLACE                                               TOTAL                2,000
CALABASAS HILLS CA 91301

ANTHONY WINER                     MA0944                               R                    2,000
                                                                                          -------
                                                                       TOTAL                2,000

RAINER WUNDERLICH                 MA1051                               R                    3,500
                                                                                          -------
                                                                       TOTAL                3,500

ROBERT E & MARGARET ZAIC          0798                                 R                    2,000
                                                                                          -------
                                                                       TOTAL                2,000




MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  19
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:48:10

REPORT SELECTION CRITERIA
--------------------------
CLASS        :  Both
SERIES       :  All
MIN. SHARES  :  1

STATE        :  All
ENTITY       :  All


COMMON SERIES C                        SHARES          SHAREHOLDERS
---------------                   ---------------------------------------
This Criteria                          3,132,670          113
All Other                                      0            0
                                  ---------------------------------------
                                       3,132,670          113


COMMON SERIES R                        SHARES           SHAREHOLDERS
---------------                   ---------------------------------------
This Criteria                          9,941,932          101
All Other                                      0            0
                                  ---------------------------------------
TOTALS                                 9,941,932          101



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  1
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:39:58

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-----------------------------------------------------------------------------------------------
MICHELLE L ANDERS                 MA0997                               C                   100
1105 KINGS LN                                                                           ------
MOON TWP PA  15108                                                     TOTAL               100

MARION ANDERSON                   0789                                 R                 2,000
440 HARMONY DR                                                                          ------
SEDONA AZ  86336                                                       TOTAL             2,000

DAVID J ANDERSON                  0727                                 C                 2,858
343 UNIVERSITY VILLAGE                                                                  ------
SALT LAKE CITY UT  84108                                               TOTAL             2,858

PATRICIA J APGOOD                 0728                                 C                 2,858
544 SOUTH SUNSET DR.                                                                    ------
KAYVILLE UT 84037                                                      TOTAL             2,858

ROY ASCANI                        0729                                 C                 2,858
324 11TH AVENUE                                                                         ------
SALT LAKE CIY UT  84103                                                TOTAL             2,858

ASSOCIATED CAPITAL LP             MA1047                               R               237,500
                                                                                        ------
                                                                                       237,500

ANTHONY F AULICINO                MA1033                               R               108,333
                                                                                       -------
                                                                                       108,333

MR & MRS PHILIP BACHELIS          MA0945                               R                 2,000
                                                                                       -------
                                                                                         2,000

JAMIE L BACHELIS                  0790                                 R                 2,000
                                                                                       -------
                                                                       TOTAL             2,000

PAUL BAKER                        MA0979                               R                 2,100
                                                                                       -------
                                                                       TOTAL             2,100

MICHELLE BARELA                   0730                                 C                 1,429
303 N 12TH WEST                                                                        -------
SALT LAKE CITY UT  84116                                               TOTAL             1,429

BBR CAPITAL LIMITED               MA0973                               C               175,000
                                                                                       -------
                                                                       TOTAL           175,000


MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  3
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:00

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES           SHARES
-------------------------------------------------------------------------------------------------
CALVERT IRREVOCABLE TRUST         MA0991                             R                 50,000
                                                                                    ---------
                                                                     TOTAL             50,000

J CALVERT BROTHERS                MA0992                             R                  1,000
                                                                                    ---------
                                                                     TOTAL              1,000

PATTY A CALVERT                   MA1029                             R                 55,483
1021 MOSBY RD                                                                       ---------
MEMPHIS TN  38116                                                    TOTAL             55,483

MARY CALLICCHIO                   0734                               C                    500
25 S GLENVIEW DR                                                                    ---------
LOMARD IL  60148                                                     TOTAL                500

DENNIS P CALVERT                  0736                               R              1,131,096
24772 MENDOCINO CT                                                                  ---------
LAGUNA HILLS CA  92653                                               TOTAL          1,131,096

GENE CALVERT                      0805                               R                  2,000
                                                                                    ---------
                                                                     TOTAL              2,000

PATRICIA CALVERT                  0737                               R                  2,312
                                                                                    ---------
                                                                     TOTAL              2,312

ALEX E & JUDY CASTRACANE JTTEN    MA1009         ###-##-####         C                    500
139 PHILOMENA DR                                                                    ---------
CORAOPOLIS PA  15108                                                 TOTAL                500

CEDE & CO                         0780                               C              1,996,034
PO BOX 222                                                                        -----------
NY                                                                   TOTAL          1,996,034
NY NY  10274

PEGGY CHASE                       0740                               C                  2,858
935 W 1600 NORTH                                                                  -----------
WEST BOUNTIFUL UT  84087                                             TOTAL              2,858

SHARON CHILES                     0741                               C                  2,858
14594 S ROSE CANYON RD                                                            -----------
RIVERTON UT  84065                                                  TOTAL               2,858

STEPHEN H CHILES                  0742                               C                  2,858
14594 S ROSE CANYON RD                                                            -----------
RIVERTON UT  84065                                                  TOTAL               2,858



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  4
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:01

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
-------------------------------------------------------------------------------------------------
SHERRY CHRISTENSEN                0743                               C                 2,858
5654 S 625 E                                                                         -------
MURRAY UT  84107                                                     TOTAL             2,858

ALEXANDER G CIANFLONE, MD         MA1090                             R                22,500
                                                                                     -------
                                                                     TOTAL            22,500

TIMOTHY J CLEARY TRUST UTA        MA1038                             R                 4,000
12/25/94
                                                                                     -------
                                                                     TOTAL             4,000

WILLIAM B CLUFF                   0744                               C                 1,429
3839 HIGHLAND COVE #211                                                              -------
SALT LAKE CITY UT  84106                                             TOTAL             1,429

CHARLES M COHN TTEE CHARLES COHN  MA1017         36-2669784          C                   500
& ASS
PROFIR SHARING TRUST                                                                 -------
3230 TEMPLE LN                                                       TOTAL               500
WILMETTE IL  60091

HOLLY L COOMANS                   0745                               C                 1,429
6043 TROWBRIDGE WAY                                                                  -------
SALT LAKE CITY UT  84118                                             TOTAL             1,429

ERNEST & MARYANNE CUMBERLEDGE     MA1003                             C                   200
JTTEN
437 BLUE BUFF RD                                                                     -------
KING OF PRUSSIA PA  19406                                            TOTAL               200

MARY EILEEN & LEO G DANZER JTTEN  MA1018         ###-##-####         C                    10
5469 E JACKSON                                                                       -------
DUBOIS IN  47527                                                     TOTAL                10

LAVERN DAVIDHIZAR                 MA0946                             R                41,000
206 ROCKWELL AVE                                                                     -------
SOLDOTNA AK  99669                                                   TOTAL            41,000

BRENT W DAVIDSON MD PC            MA0969                             R                 3,000
                                                                                     -------
                                                                     TOTAL             3,000

DAVID CAPITAL LP                  MA0983                             R                65,000
                                                                                     -------
                                                                     TOTAL            65,000

PHILIP J DEER JR                  0791                                R                4,000
                                                                                     -------
                                                                     TOTAL             4,000




MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  5
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:02

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
------------------------------------------------------------------------------------------------
QUINTON DOBBINS                   MA0958         ###-##-####         C                  1,000
5685 US 40                                                                            -------
GREENFIELD IN  46140                                                 TOTAL              1,000

DENNIE R DXLEY II                 MA0996                             C                    200
GENERAL DELIVERY                                                                      -------
MILLTOWN IN  47145                                                   TOTAL                200

ELLIS LIMITED PARTNERSHIP         MA1066                             R                 15,000
                                                                                      -------
                                                                     TOTAL             15,000

H STEPHEN & BARBARA EPSTEIN       MA0981                             R                 29,000
                                                                                      -------
                                                                     TOTAL             29,000

JOHN M ERNST JR                   0746                               R                    800
PO BOX 223                                                                            -------
FERDINAND IN  47532                                                  TOTAL                800

JOSEPH D & PATRICA W FERRRONE     MA1086                             R                 10,015
JTTEN
                                                                                      -------
                                                                     TOTAL             10,015

RONALD FLEISHMAN                  0825                               R                  2,000
                                                                                      -------
                                                                     TOTAL              2,000

JERE T & JACQUELINE R FRONZA JT   MA0927         ###-##-####         C                    200
TEN                                                                                   -------
1500 MOUNT HOPE AVE                                                  TOTAL                200
POTTSVILLE PA  17901

DAVID A & JULIE M FUHS JTTEN      MA0978                             C                  8,000
804 TURNBRIDGE CIR                                                                    -------
NAPERVILLE IL  60540                                                 TOTAL              8,000

STEVEN & JULIE FULD UTA FEB 21    0794                               R                  2,000
1994                                                                                  -------
                                                                     TOTAL              2,000

COSTANTINO & DONNA GALLO          MA1026                             R                100,000
TRUSTEES
UTA DATED 3/4/96                                                                      -------
                                                                     TOTAL            100,000

ROBIN K GALLAGHER                 0747                               C                  1,429
925 E CARNATION DR                                                                    -------
SANDY UT 84070                                                       TOTAL              1,429



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  6
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:03

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
------------------------------------------------------------------------------------------------

LESLIE J GARFIELD                 MA1044       ###-##-####           C                 2,000
654 MADISON AVE STE 1507                                                             -------
NY NY 10021                                                          TOTAL             2,000

ELENOR GARDNER                    MA1087                             R                20,000
                                                                                     -------
                                                                     TOTAL            20,000

HENRY GELLIS                      MA1094                             R                10,000
                                                                                     -------
                                                                     TOTAL            10,000

DENA GENDUSA                      MA1063                             R                 6,250
                                                                                     -------
                                                                     TOTAL             6,250

PAUL E GETTINGS JR & TS GETTINGS  MA1039                             R                 2,000
JTTEN
                                                                                     -------
                                                                     TOTAL             2,000

EDWARD L &HELEN M GIESLER JTTEN   MA1043         ###-##-####         C                   150
PO BOX 94                                                                            -------
IRELAND IN 47545                                                     TOTAL               150

POLLY GILBERT                     0806                               C                 4,624
                                                                                     -------
                                                                     TOTAL             4,624

JULIA ANNE GILLIN                 0795                               R                 2,000
                                                                                     -------
                                                                     TOTAL             2,000

GLOBAL SECURITIES CORP            0748                               C                 8,000
PO BOX 11190 ROYAL TOWER                                                             -------
2900 - 1055 WEST GEORGIA ST                                          TOTAL             8,000
VAN COUVER BC V6E 3R5

MURIEL & BARNEY GOLDSTEIN JTTEN   MA1036         ###-##-####         C                   200
                                                                                     -------
5215 BALBOA BLVD                                                     TOTAL               200
APT 304
ENCINO CA  91316

BARNEY & JUDITH GOLDSTEIN JTTEN   MA1073         ###-##-####         C                 1,000
2290 PACIFIC AVE                                                                     -------
LONG BEACH CA  90806                                                 TOTAL             1,000

LEE T GRIFO                       MA1082         ###-##-####         C                   200
625 PAXINOSA AVE                                                                     -------
EASTON PA  18042                                                     TOTAL               200



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  7
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:04

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES              SHARES
------------------------------------------------------------------------------------------------

ROSEMARY B HAGER                  MA1032                             R                   108,333
                                                                                         -------
                                                                     TOTAL               108,333

WILLIAM J HALKO                   MA0932         ###-##-####         C                       200
604 WALNUT ST                                                                            -------
ASHLAND PA  17921                                                    TOTAL                   200

SAMUEL E & BETTY S HALL           0749                               C                     1,000
RFD 1 BOX 247                                                                            -------
JEFFERSON PA  15344                                                  TOTAL                 1,000

LORRAINE HALL                     0750                               C                     1,429
2636 DUBLIN DR                                                                           -------
SALT LAKE CITY UT  84119                                             TOTAL                 1,429

ROGER HAMILTON                    MA1092                             R                     5,779
                                                                                         -------
                                                                     TOTAL                 5,779

STEVE HARRISON                    0804                               R                    16,000
                                                                                         -------
                                                                     TOTAL                16,000

SHARON L HARRIS                   0812                               C                     1,500
525 E 86TH ST                                                                            -------
NY NY 10028                                                          TOTAL                 1,500

PAUL L HASSFURTHER                MA1024         ###-##-####         C                       300
BOX 421                                                                                  -------
JASPER IN 47546                                                      TOTAL                   300

THE HEART LAB OF SANTA CLARA      MA1013                             R                    23,559
VALLEY INC                                                                               -------
PROFIT SHARING PLAN FBO
COSTANINO TINO                                                       TOTAL                23,559


RICHARD N HEFFNER                 MA0935         ###-##-####         C                       100
227 DAUPHIN ST                                                                           -------
ENOLA PA  17025                                                      TOTAL                   100

TRACY HENSON                      0751                               C                     1,429
3628 DESERT FOX CIR                                                                       -------
KEARNS UT  84118                                                     TOTAL                 1,429

JAMES HERZOFF                     MA0943                             R                     7,400
CROWEL WEEDON & CO                                                                       -------
                                                                     TOTAL                 7,400



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  9
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:40:07

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID           SERIES            SHARES
------------------------------------------------------------------------------------------------

BANK OF NEWPORT AS CUST           MA0936                                R                  4,000
FBO: JEFFERY JOHNSON                                                                     -------
                                                                        TOTAL              4,000

ORANGE NAT BK CUST FBO:           MA0971                                R                  2,000
JEFF JOHNSON IRA BPS:55931888a11                                                         -------
                                                                        TOTAL              2,000

JOSHUA CAPITAL PARTNERS LP        MA1060                                R                  2,525
                                                                                         -------
                                                                        TOTAL              2,525

HERMAN KAPLAN & SHIRLEY KAPLAN    MA1050                                R                  1,750
                                                                                         -------
                                                                        TOTAL              1,750

DAVID KIZOR                       0757                                  R                  2,312
                                                                                         -------
                                                                        TOTAL              2,312

PAUL & DELORES KLAUS              0758                                  C                    500
2055 SAWGRASS DR                                                                         -------
APOPKA FL  32712                                                        TOTAL                500

ALFRED H KLEISER                  MA1078         314932-3925            C                    400
1323 GREEN ST                                                                            -------
JASPER IN 47546                                                         TOTAL                400

NORBERT KLUESNER                  MA0987                                C                    300
BOX 193                                                                                  -------
DUBOIS IN 47527                                                         TOTAL                300

GLENN j & KAREN K KNIES JTTEN     MA1079         ###-##-####            C                    500
4261 S170 E                                                                              -------
HUNTINGBURG IN 47542                                                    TOTAL                500

TIMOTHY R & YVONNE A KNIES JTTEN  MA0903                                C                  1,000
1644 E WALNUT DR                                                                         -------
HUNTINGBURG IN 47542                                                    TOTAL              1,000

HOPE & CHAD KOBER                 MA0999                                C                    190
206 DELEWARE AVE                                                                         -------
N VERSAILLES PA  15137                                                  TOTAL                190

FRANK M KOERBER                   MA1055                                R                 10,000
                                                                                         -------
                                                                        TOTAL             10,000



MEDICAL ASSET MANAGEMENT INC      SHAREHOLDER LIST               PAGE  10
                                  AS OF 06/30/96                 FORM: 10A
                                                                 DATE: 07/10/97
                                                                 TIME: 12:44:51

REGISTRATION                      ACCOUNT NO.    TAXPAYER ID         SERIES          SHARES
--------------------------------------------------------------------------------------------
JEROME KOSSOFF AND
MAXINE KOSSOFF                    MA1061                            R                 6,250
                                                                                    -------
                                                                    TOTAL             6,250

AMY KOSSOFF                       MA1064                            R                 6,250
                                                                                    -------
                                                                    TOTAL             6,250

DAVID KOSSOFF                     MA1065                            R                 6,250
                                                                                    -------
                                                                    TOTAL             6,250

MARK F KRESS                      MA1008         ###-##-####        C                   200
1321 BRIARCLIFF                                                                     -------
JASPER IN 47546                                                     TOTAL               200

MARK F KRESS CUST                 MA1020         ###-##-####        C                 1,130
KEASHA M KRESS                                                                      -------
1321 BRIARCLIFF                                                     TOTAL             1,130
JASPER IN 47546

RICHARD F KUNKEL                  0821           ###-##-####        C                 4,000
725 UNIVERSITY DR                                                                   -------
JASPER IN 47546                                                     TOTAL             4,000

GREGORY W KUPER & DEBORAH A       MA0906         ###-##-####        C                   600
HUPER JTTEN
1393 EMILY                                                                          -------
JASPER IN 47546                                                     TOTAL               600

SCOTT D LEAVITT                   0760                              C                 1,429
1582 E 12700 S                                                                      -------
DRAPER UT  84020                                                    TOTAL             1,429

RODGER LEE & JOAN H LEE           MA1049                            R                 3,500
                                                                                    -------
                                                                    TOTAL             3,500

KENNETH W & CAROL J LEINENBACH    MA1075         ###-##-####        C                   200
JTTEN
BOX 121                                                                             -------
IRELAND IN  47545                                                   TOTAL               200

RAY & SALLEY LEIVA                0813           ###-##-####        C                   500
1206 FULLERTON AVE                                                                  -------
CORONA CA  91719                                                    TOTAL               500


                                SCHEDULE 4.19

                           Borrowings & Guarantees

                Medical Asset Management, Inc. and Subsidiary

4.     ACQUISITIONS (CONTINUED)

The unaudited pro forma information presented below is for illustrative information only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future:

                                                       1996        1995
                                                  (Unaudited)    (Uaudited)
                                                  -----------    ---------
Revenue                                            $12,608,758  $14,833,235
Net loss                                            (5,516,496)  (1,030,025)
Net loss per share                                  (.42)        (.10)

5.     PROFIT SHARING PLAN

During 1996, the Company implemented a 401(k) profit sharing plan (the Plan). Substantially all employees are eligible to participate in the Plan once they have reached the age of 21 and completed one year of service with the Company, as defined. Participants may contribute a percentage of their compensation to the Plan, but not in excess of the maximum allowed by law. The Plan also provides for matching and other additional contributions by the Company at its discretion. No discretionary contributions were made by the Company in 1996.

6.     DEBT

RELATED PARTY DEBT

Related party debt in the amount of $9,830 and $213,361 at December 31, 1996 and 1995, respectively, consists of demand notes payable including interest at 8% to certain officers of the Company.

LINE OF CREDIT AND NOTES PAYABLE

At December 31, 1996, the Company has $2.5 million available under a line of credit with a bank. The amount outstanding under the line was $1,264,351 at December 31, 1996 at 4.9%. Upon maturity on May 30, 1997, this note was extended to May 29, 1998 at 6.72%. Amounts are available under this line only to the extent the Company has certificates of deposit to secure the balance (see Note
2). At December 31, 1996, $1,235,649 remained available for use under the line. On September 3, 1997, all amounts outstanding under the line were repaid.

                Medical Asset Management, Inc. and Subsidiary

6.    DEBT (CONTINUED)

LINE OF CREDIT AND NOTES PAYABLE (CONTINUED)

At December 31, 1996, the Company had four notes payable totaling $301,498 due upon demand including interest at 10%. On July 21, 1997, the total amount due under these notes on that date of $317,636 was forgiven. This forgiveness will be recognized in the Company's financial statements in the quarter ended September 30, 1997. The Company also has $141,020 of demand notes payable at interest rates ranging from 8% to 10% due in 1997.

At December 31, 1995, the Company had $936,766 of demand notes at interest rates ranging from 8% to 10%. In August 1996, $263,193 of the 1995 balance plus $12,260 of additional interest accrued in 1996 was converted into 47,565 shares of common stock. Additionally, $515,875 of the 1995 balance was forgiven in conjunction with the termination of certain management agreements in 1996 (see
Note 3).

LONG-TERM DEBT

Long-term debt consists of the following:


                                                              DECEMBER 31

                                                          1996            1995
                                                      --------------------------
Notes payable to various  individuals in               $1,511,190     $391,606
conjunction  with  asset   acquisitions,
interest  at 10%,  maturing  on  various
dates in 1996 and 1997,  with all unpaid
principal  and accrued  interest  due at
maturity date.

Mortgage     payable    to    a    bank,              300,513                -
collateralized by a building, with a net
book value of  $510,000  interest at 10%
with monthly payments of $3,270 to 2011

Unsecured  note  payable  to  a  finance              500,000                -
company  with  interest  at  7.9%,   and
monthly payments of $15,550 to 1999

Note  payable  to  a  computer  software              737,500                -
vendor, interest at 10%, $600,000 due in
1998, remainder in 1999,  collateralized
by  software  licenses  with a net  book
value of $1,237,604

Capital   lease   obligations,   varying              534,734          175,241

interest rates not exceeding 26.5%, with
various  due  dates   through  2001  and
collateraliized by equipment

Other                                                 110,350           37,898
                                                      -------           ------

                                                     3,694,287         604,745

                                                     1,393,399          21,898
Less current portion                                 ---------          ------
                                                    $2,300,888        $582,847
                                                    ==========        ========



Maturities of long-term debt, including capital lease obligations, as of December 31, 1996 are as follows:


1997               $1,393,399
1998                1,526,000
1999                  426,500
2000                   96,000
2001                   41,000
Thereafter            211,388
                      -------
                    $3,694,287
                   ==========

CONVERTIBLE SUBORDINATED DEBT

During 1995, the Company issued $762,000 in Series B Convertible Redeemable Secured Subordinated Debentures (convertible debentures) which are convertible into common stock at $5 per share. Principal and accrued interest at December 31, 1995 was $808,095. During 1996, the holders of $718,000 of the convertible debentures converted the convertible debentures into 143,600 shares of common stock. The remaining $44,000 of convertible debentures were redeemed in cash.

In 1995, in conjunction with an acquisition, the Company entered into an agreement to issue to a physician 8% convertible debentures not to exceed $450,000, which will mature and be due for payment to the physician in 1999. These debentures are convertible into common stock upon maturity at a rate of 80% of the then current market price at the time of maturity but not less than $5 per share. At December 31, 1996 and 1995, $125,438 and $54,810, respectively of debentures (including interest) were outstanding.

7.    EQUITY

PREFERRED STOCK

In 1994, the Company issued  3,000,000  shares of Class A preferred  stock which are convertible into shares of common stock. In July 1996, 750,000 shares of common stock were issued to the original holder of the Class A preferred stock pursuant to the agreed conversion terms, leaving a balance of 2,250,000 shares of Class A preferred stock. In order to conform the Company's

                                SCHEDULE 4.21

                                 Trade Names

                                     None

                                SCHEDULE 4.22

                                Joint Ventures

                                     None

                                SCHEDULE 7.12

                         Transactions with Affiliates

                                     None